SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 22, 2005

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 1.02 Terminations of a Material Definitive Agreement

On December 27, 2005, Convergys announced that Steven G. Rolls, its Executive Vice President with responsibility for the Company’s Employee Care and Finance and Accounting Business Process Outsourcing businesses, would leave the Company, effective January 31, 2006. Pursuant to the terms of his employment agreement, upon termination of employment, Mr. Rolls will receive the payments and other benefits as are described in Section 13D of his employment agreement (which has been filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 1998) and payments under the restricted stock unit awards and performance cash unit awards in accordance with the terms of those award agreements (which have been filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2004). Mr. Rolls’ annual base salary and bonus target for 2005 and at the time of termination of his employment is, and will be, $450,000 and $390,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II Senior Vice President, General Counsel and Secretary

Date: December 27, 2005